UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2013
Date of Report (Date of earliest event reported)

Rango Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53253	20-8387017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Zang Blvd., Suite 812 Dallas, TX	75208
(Address of principal executive offices)	(Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

On June 12, 2013, Rango Energy Inc. ("Rango") entered into an Asset Transfer and Liability Assumption Agreement (the "Agreement") with Vivian Oil & Gas Inc. (the "Purchaser"), pursuant to which Rango agreed to transfer, and the Purchaser agreement to purchase, Rango's working interests in various oil and gas leases in the State of Arkansas known as the Eylau leases, including all equipment and improvements thereon (collectively, the "Leases").

Pursuant to the Agreement and subject to the terms and conditions thereof, Rango agreed to sell, transfer and assign to the Purchaser, and the Purchaser purchased, the Leases. In consideration for the transfer of the Leases, the Purchaser agreed to pay Rango $10.00 plus other good and valuable consideration, including the assumption of all working interest liability in the Leases, all working interest remediation expenses, and plugging and abandonment costs required by the State of Arkansas incurred by Rango during its term of ownership of the Leases.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit No.	Description
10.1	Asset Transfer and Liability Assumption Agreement between Rango Energy Inc. and Vivian Oil & Gas Inc., dated June 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RANGO ENERGY INC.
DATE: June 18, 2013	/s/ Herminder Rai Herminder Rai CFO and a director

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